UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 16, 2016

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Proposal 1 in Item 5.07 of this Form 8-K is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of ICU Medical, Inc. (the “Company”), held on May 16, 2016, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1.  Election of directors.

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Vivek Jain	12,058,154	1,002,685	1,031,193
George A. Lopez, M.D.	12,247,521	813,318	1,031,193
Joseph R. Saucedo	12,388,635	672,204	1,031,193
Richard H. Sherman, M.D.	12,119,142	941,697	1,031,193
Robert S. Swinney, M.D.	12,383,314	677,525	1,031,193
David C. Greenberg	12,882,227	178,612	1,031,193
Elisha W. Finney	12,943,728	117,111	1,031,193

The Company’s stockholders elected each of the director nominees to serve as a director for a term of one year until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified.

Proposal 2.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,976,330	101,841	13,861	0

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 3.  Approve Named Executive Officer Compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
12,434,709	545,673	80,457	1,031,193

The Company’s stockholders approved by advisory vote the named executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: May 17, 2016	/s/ SCOTT E. LAMB Scott E. Lamb Chief Financial Officer and Treasurer